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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 333-158494, 333-154579 and 333-148483 on Form S-3, Registration Statement Nos. 333-171748, 333-169622, and 333-165388 on Form S-1, and Registration Statement No. 333-128094 on Form S-8 of our report dated March 24, 2011, relating to the consolidated financial statements of Advanced Life Sciences Holdings, Inc. (the "Company") (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs referring to uncertainty about the Company's ability to continue as a going concern and that the Company is in the development stage) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2010.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois
March 24, 2011

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM